Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-38883, 333-55903, 333-56493, 333-73280, 333-84871, 333-133915 and 333-188435) of ITT Educational Services, Inc. of our report dated October 15, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Indianapolis, Indiana
October 15, 2014